Exhibit 99.1

FOR FURTHER INFORMATION:

AT ABERNATHY MACGREGOR

Claire Walsh

(General info)

(212) 371-5999

FOR IMMEDIATE RELEASE

August 27, 2019

NN, Inc. Names Thomas DeByle as New Chief Financial Officer

Charlotte, N.C., August 27, 2019 – NN, Inc. (NASDAQ: NNBR), a diversified industrial company, today announced the approval of the appointment of Thomas DeByle as the Company’s Senior Vice President and Chief Financial Officer, which is anticipated to be effective on or before September 23, 2019.

Mr. DeByle brings over 30 years of public company finance and capital markets experience, a deep background in financial planning and operational management, and extensive knowledge of the diversified industrial manufacturing industry. He most recently served as Vice President, Chief Financial Officer and Treasurer of Standex International Corporation. Prior to that, he held various finance and leadership roles at leading industrial manufacturer Ingersoll-Rand as well as at Actuant Corporation and Johnson Controls.

“Tom has significant experience helping drive strategic growth initiatives at leading diversified industrial companies, and the Board and I are excited to welcome someone of his caliber to the NN team,” said Richard Holder, President and CEO. “We expect to benefit from Tom’s mix of operational experience and deep financial expertise as we execute our strategic plan to position us for long term success.”

“I am eager to join the NN team at an exciting point in the Company’s journey,” said Mr. DeByle. “I am confident that my finance and operational experience will allow me to help lead the successful execution of our strategic plan and drive value creation for all our stakeholders.”

Mr. DeByle holds a Master of Business Administration from Marquette University in Milwaukee, WI and a Bachelor of Science Degree from St. Norbert College in DePere, WI.

NN, Inc., a diversified industrial company, combines advanced engineering and production capabilities with in-depth materials science expertise to design and manufacture high-precision components and assemblies for a variety of markets on a global basis. Headquartered in Charlotte, North Carolina, NN has 50 facilities in North America, Europe, South America and China.

Except for specific historical information, many of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements, are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of NN, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is provided by the Company pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “assumptions”, “target”, “guidance”, “outlook”, “plans”, “projection”, “may”, “will”, “would”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “potential” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology. Factors which could materially affect actual results include, but are not limited to: general economic conditions and economic conditions in the industrial sector, inventory levels, regulatory compliance costs and the Company’s ability to manage these costs, start-up costs for new operations, debt reduction, competitive influences, risks that current customers will commence or increase captive production, risks of capacity underutilization, quality issues, availability and price of raw materials, currency and other risks associated with international trade, the level of the Company’s indebtedness, the restrictions contained in the Company’s debt agreements, the Company’s ability to obtain financing at favorable rates, if at all, and to refinance existing debt as it matures, the Company’s dependence on certain major customers, and the successful implementation of the global growth plan including development of new products. Similarly, statements made herein and elsewhere regarding pending and completed transactions are also forward-looking statements, including statements relating to the future performance and prospects of an acquired business, the expected benefits of an acquisition on the Company’s future business and operations and the ability of the Company to successfully integrate recently acquired businesses or the possibility that the Company will be unable to execute on the intended redeployment of proceeds from a divestiture, whether due to a lack of favorable investment opportunities or otherwise.

For additional information concerning such risk factors and cautionary statements, please see the section titled “Risk Factors” in the Company’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018. Except as required by law, we undertake no obligation to update or revise any forward-looking statements we make in our press releases, whether as a result of new information, future events or otherwise.